UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

_________________

TELANETIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51995	77-0622733
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6197 Cornerstone Court E, Suite 108 San Diego, California 92121
(Address of principal executive offices)

(858) 362-2250
(Registrant's telephone number)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective April 1, 2007, Telanetix, Inc. (the "Company"), acquired from Robert Leggio and Elbert E. Layne, Jr. (together, the “Sellers”) all of the stock of two corporations which own all of the membership interests in AVS Installation Limited Liability Company and Union Labor Force One Limited Liability Company (together, “AVS”), pursuant to the terms of a Stock Purchase Agreement entered into on March 30, 2007 (the “Acquisition Agreement”). The purchase price paid by the Company to the Sellers was $1,253,000.  The Company paid the purchase price through the issuance of 248,119 shares of the Company’s common stock.  The number of shares issued to the Sellers was calculated by dividing the $1,253,000 purchase price by $5.05, which was the closing sales price per share of the Company’s common stock on March 30, 2007 as quoted on the OTC Bulletin Board.

Prior to the transactions described in the Acquisition Agreement, and the employment and option agreements referenced below, neither the Company nor any of its affiliates, or any officer or director of the Company or any associate of such officer or director, had a material relationship with the Sellers.  The Company does have a channel partner agreement with AVS pursuant to which AVS is a distributor of the Company’s products in New York, New Jersey and nearby regions of the United States.

In connection with the Acquisition Agreement, effective April 1, 2007, the Company entered into an employment agreement with each of Mr. Leggio and Mr. Layne for a term commencing on April 1, 2007, and ending on September 30, 2008, subject to certain early termination provisions.  Under the terms of the employment agreements, Mr. Leggio will serve as the Company’s Vice President of Sales, and Mr. Layne will serve as the Company’s Vice President of Integration Services. Each employment agreement provides for an annual base salary of $175,000, and eligibility for an annual bonus up to $25,000.  In connection with the employment agreements, effective April 1, 2007, the Company issued each of Mr. Leggio and Mr. Layne options to purchase 200,000 shares of the Company’s common stock at the exercise price of $5.05 per share.  The option grants provide that, subject to continued employment with the Company, 50,000 of the options will vest on April 1, 2008, and the remaining 150,000 options will vest monthly over a three year period thereafter. The options are to vest earlier in the event of a change of control of the Company, or the termination of the employment agreements without cause prior to September 30, 2008.  The options were granted pursuant to the Company’s 2005 Equity Incentive Plan and related stock option grant notice and agreement.

The description of the terms of the Acquisition Agreement and each of the employment agreements is qualified by reference to the complete copies of such agreements which are field as exhibits to this report and incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As described in the Acquisition Agreement referenced above in Item 1.01, effective April 1, 2007, the Company acquired from Sellers all of the ownership interest in AVS. AVS provides integration, consultation and implementation services for customers desiring audio-visual and videoconferencing systems and products.  AVS is located in Woodbridge, New Jersey.  The primary assets of AVS include its employees, contracts, accounts receivable, sales backlog, cash, equipment and inventory.  The consideration paid to the Sellers for AVS was $1,253,000, which was payable in 248,119 shares of Company common stock.  Prior to the transactions described in the Acquisition Agreement, and the employment and option agreements referenced above in Item 1.01, neither the Company nor any of its affiliates, or any officer or director of the Company or any associate of such officer or director, had a material relationship with the Sellers.  The Company does have a channel partner agreement with AVS pursuant to which AVS is a distributor of the Company’s products in New York, New Jersey and nearby regions of the United States.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Business Acquired.

Pursuant to Item 9.01 of Form 8-K, the Company hereby undertakes to file the financial statements required to be filed in response to this item, by an amendment to this Form 8-K, within 71 days after the date this report must be filed.

(d)

 Exhibits

No.

Description

10.1

Stock Purchase Agreement between the Company and the sellers identified therein dated as of March 30, 2007

10.2

Employment Agreement between the Company and Robert Leggio dated April 1, 2007

10.3

Employment Agreement between the Company and Elbert E. Layne, Jr. dated April 1, 2007

99.1

Press release issued by the Company on April 4, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELANETIX, INC.

Dated:	April 3, 2007	By:	/s/ Thomas A. Szabo
Thomas A. Szabo
Chief Executive Officer